                                                                     EXHIBIT 1.1


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                         GLOBAL TELESYSTEMS GROUP, INC.
                            (a Delaware corporation)


                        6,274,800 Shares of Common Stock





                             U.S. PURCHASE AGREEMENT











                             Dated: [    ], 1998



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                              TABLE OF CONTENTS

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U.S. PURCHASE AGREEMENT.......................................................................................1

SECTION 1. Representations and Warranties.....................................................................4

                      (a)  Representations and Warranties by the Company......................................4
                  (i) Compliance with Registration Requirements...............................................4
                  (ii) Independent Accountants................................................................5
                  (iii) Financial Statements..................................................................6
                  (iv) No Material Adverse Change in Business.................................................6
                  (v) Good Standing of the Company............................................................6
                  (vi) Good Standing of Subsidiaries..........................................................7
                  (vii) Capitalization  8
                  (viii) Authorization of Agreement...........................................................8
                  (ix) Authorization and Description of Securities............................................8
                  (x) Absence of Defaults and Conflicts.......................................................8
                  (xi) Absence of Labor Dispute...............................................................9
                  (xii) Absence of Proceedings...............................................................10
                  (xiii) Accuracy of Exhibits................................................................10
                  (xiv) Possession of Intellectual Property..................................................10
                  (xv) Absence of Further Requirements.......................................................11
                  (xvi) Possession of Licenses and Permits...................................................11
                  (xvii) Title to Property...................................................................11
                  (xviii) Compliance with Cuba Act...........................................................12
                  (xix) Investment Company Act...............................................................12
                  (xx) Environmental Laws....................................................................12
                  (xxi) Registration Rights..................................................................13
                      (b)  Representations and Warranties by the Selling Shareholders........................13
                  (i) Accurate Disclosure....................................................................13
                  (ii) Authorization of Agreements...........................................................14
                  (iii) Valid and Marketable Title...........................................................15
                  (iv) Due Execution of Power of Attorney and Custody Agreement..............................15
                  (v) Absence of Manipulation................................................................16
                  (vi) Absence of Further Requirements.......................................................16
                  (vii) Restriction on Sale of Securities....................................................16
                  (viii) Certificates Suitable for Transfer..................................................16
                      (c)  Officer's Certificates............................................................17

SECTION 2. Sale and Delivery to U.S. Underwriters; Closing...................................................17

                      (a)  Initial Securities................................................................17
                      (b)  Option Securities.................................................................17
                      (c)  Payment...........................................................................18
                      (d)  Denominations; Registration.......................................................19
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SECTION 3. Covenants of the Company..........................................................................19

                      (a)  Compliance with Securities Regulations and Commission Requests....................19
                      (b)  Filing of Amendments..............................................................20
                      (c)  Delivery of Registration Statements...............................................20
                      (d)  Delivery of Prospectuses..........................................................21
                      (e)  Continued Compliance with Securities Laws.........................................21
                      (f)  Rule 158..........................................................................21
                      (g)  Use of Proceeds...................................................................22
                      (h)  Listing...........................................................................22
                      (i)  Restriction on Sale of Securities.................................................22
                      (j)  Reporting Requirements............................................................22

SECTION 4. Payment of Expenses...............................................................................23

                      (a)  Expenses..........................................................................23
                      (b)  Expenses of the Selling Shareholders..............................................23
                      (c)  Termination of Agreement..........................................................24
                      (d)  Allocation of Expenses............................................................24

SECTION 5. Conditions of U.S. Underwriters' Obligations......................................................24

                      (a)  Effectiveness of Registration Statement...........................................24
                      (b)  Opinion of Counsel for Company....................................................25
                      (c)  Opinion of Counsel for the Selling Shareholders...................................25
                      (d)  Opinion of Counsel for U.S. Underwriters..........................................25
                      (e)  Officers' Certificate.............................................................25
                      (f)  Certificates of Selling Shareholders..............................................26
                      (g)  Accountant's Comfort Letter.......................................................26
                      (h)  Bring-down Comfort Letter.........................................................26
                      (i)  Approval of Listing...............................................................26
                      (j)  No Objection......................................................................27
                      (k)  Lock-up Agreements................................................................27
                      (l)  Purchase of Initial International Securities......................................27
                      (m)  Conditions to Purchase of U.S. Option Securities..................................27
                      (n)  Additional Documents..............................................................29
                      (o)  Termination of Agreement..........................................................29

SECTION 6. Indemnification...................................................................................29

                      (a)  Indemnification of U.S. Underwriters..............................................29
                      (b)  Indemnification of Company, Directors and Officers and Selling
                               Shareholders..................................................................31
                      (c)  Actions Against Parties; Notification.............................................32
                      (d)  Settlement Without Consent if Failure to Reimburse................................32
                      (e)  Other Agreements with Respect to Indemnification..................................33
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SECTION 7. Contribution......................................................................................33


SECTION 8. Representations, Warranties and Agreements to Survive Delivery....................................35


SECTION 9. Termination of Agreement..........................................................................35

                      (a)  Termination; General..............................................................35
                      (b)  Liabilities.......................................................................36

SECTION 10. Default by One or More of the U.S. Underwriters..................................................36


SECTION 11. Default by One or More of the Selling Shareholders or the Company................................37


SECTION 12. Notices .........................................................................................38


SECTION 13. Parties .........................................................................................38


SECTION 14. GOVERNING LAW AND TIME...........................................................................38


SECTION 15. Effect of Headings...............................................................................39


SCHEDULES
         Schedule A - List of Underwriters..............................................................Sch A-1
         Schedule B - List of Company and Selling Shareholders..........................................Sch B-1
         Schedule C - Pricing Information...............................................................Sch C-1
EXHIBITS
         Exhibit A-1           -   Form of Opinion of Shearman & Sterling.................................A-1-1
         Exhibit A-2           -   Form of Opinion of Grier Raclin........................................A-2-1
         Exhibit A-3           -   Form of Opinion of Coudert Brothers....................................A-3-1
         Exhibit A-4           -   Form of Opinion of Shevchenko Didkovskiy & Partners....................A-4-1
         Exhibit A-5           -   Form of Opinion of Somodeco............................................A-5-1
         Exhibit A-6           -   Form of Opinion of Loeff Claeys Verbeke................................A-6-1
         Exhibit A-7           -   Form of Opinion of Counsel for the Selling Shareholders................A-7-1
         Exhibit B             -   Form of Lock-up Letter...................................................B-1
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                                    -iii-

                         GLOBAL TELESYSTEMS GROUP, INC.

                            (a Delaware corporation)
                        6,274,800 Shares of Common Stock
                           (Par Value $.10 Per Share)

                             U.S. PURCHASE AGREEMENT

                             [               ], 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
Lehman Brothers Inc.
Prudential Securities Incorporated
Arnhold and S. Bleichroeder, Inc.
 as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation (the "Company"), and the other persons listed in Schedule B hereto (the "Selling Shareholders") confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co., Inc., BT Alex. Brown Incorporated, Lehman Brothers Inc., Prudential Securities Incorporated and Arnhold and S. Bleichroeder, Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.10 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 941,220 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 6,274,800 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 941,220 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

         It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Selling Shareholders of an aggregate of 4,183,200 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Donaldson, Lufkin & Jenrette International, Goldman Sachs International, CIBC Oppenheimer International Limited, Baring Brothers Limited (as agent for ING Bank N.V.) and Renaissance Advisory Limited are acting as the international representatives (collectively, the "International Representatives") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 627,480 additional shares of Common Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." It is understood that the Company and the Selling Shareholders are not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," the U.S. Securities and the International Securities are hereinafter collectively called the "Securities," and this Agreement and the International Purchase Agreement are hereinafter collectively called the "Purchase Agreements."

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co. (in such capacity, the "Global Coordinator").

         The Company and the Selling Shareholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-52733) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated June 12, 1998 and preliminary International Prospectus dated June 12, 1998, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                   SECTION 1.   Representations and Warranties.

                   (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each U.S. Underwriter, as follows:

                   (i) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securi-ties are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the entities to which they relate as of the dates indicated and their respective results of operations, stockholders' equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and, in the case of the consolidated financial data therein, have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, and in the case of the combined financial data therein, have been compiled from financial statements prepared on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement (at the time it became effective), except as otherwise stated therein (at the time it became effective), (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                   (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and all entities in which the Company has a direct or indirect majority equity interest or voting power (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized (to the extent applicable) and is validly existing as a corporation, general partnership, limited partnership, limited liability company, closed joint stock company, or similar entity in good standing (to the extent applicable) under the laws of the jurisdiction of its organization, has organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that the Company's Capital Stock in Commstock International B.V. and in GTS Hungary has been pledged to Ericsson Finans A.B. and Creditanstalt Bank as collateral for certain borrowings; none of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                 (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                (viii) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                   (x) Absence of Defaults and Conflicts. Neither the Company nor any of its Ventures (as defined below) is in violation of its charter or by-laws (or equivalent constitutive documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Ventures is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Venture is subject (collectively, "Agreements and Instruments") except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws (or equivalent constitutive documents) of the Company or any Venture or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Venture or any of their assets, properties or operations. As used herein, (a) "Ventures" means all entities in which the Company has a direct or indirect greater than 25% equity interest or voting power and (b) a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Venture.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Venture exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Venture's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                 (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Venture, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Venture or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Venture is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                 (xiv) Possession of Intellectual Property. The Company and the Ventures own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except to the extent the failure to so own, possess or be able to acquire would not result in a Material Adverse Effect, and neither the Company nor any Venture has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Venture therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                 (xvi) Possession of Licenses and Permits. Except as otherwise disclosed in the Registration Statement, the Company and the Ventures possess such material permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Venture has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xvii) Title to Property. The Company and the Ventures have good and marketable title to all real property owned by the Company and the Ventures and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Venture; and all of the leases and subleases material to the business of the Company and the Ventures, considered as one enterprise, and under which the Company or any Venture holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Venture to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xviii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                 (xix) Investment Company Act. Neither the Company nor any of its Subsidiaries is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Venture is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Ventures and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Ventures relating to Hazardous Materials or any Environmental Laws.

                 (xxi) Registration Rights. Except as disclosed in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Time, and agrees with each U.S. Underwriter, as follows:

                      (i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and neither the Prospectuses nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this paragraph 1(b)(i) apply only to statements or omissions in the Registration Statement or the Prospectuses based upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein. It is understood and agreed that the only written information furnished to the Company by each respective Selling Shareholder specifically for use in the Registration Statement is the information relating to such Selling Shareholder set forth in the table under the caption "Principal and Selling Stockholders" in the Prospectuses.

                     (ii) Authorization of Agreements. Such Selling Shareholder has the full right, power and authority to enter into this Agreement and, with the exception of Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of Morgan Guaranty Trust Company of New York, Alfred P. Sloan Foundation (Multi-Market Account), Multi-Market Special Investment Trust Fund of Morgan Guaranty Trust Company of New York, JPM Emerging Markets Special Opportunities Portfolio, L.P. and JPM Emerging Markets Special Opportunities Portfolio Offshore, L.P. (collectively, the "J.P. Morgan Entities") and Emerging Markets Growth Fund, Inc., Capital International Emerging Markets Fund and New Europe East Investment Fund (collectively, the "Capital Group Entities"), a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement"), and such Selling Shareholder has the full right, power and authority to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and, with the exception of the J.P. Morgan Entities and the Capital Group Entities, the Power of Attorney and Custody Agreement, and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

                    (iii) Valid and Marketable Title. Such Selling Shareholder has and will at the Closing Time have valid and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such U.S. Underwriter has no notice of any adverse claim, each of the U.S. Underwriters will receive valid and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                     (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder, with the exception of the J.P. Morgan Entities and the Capital Group Entities, has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and Custody Agreement with Grier
         C. Raclin, William H. Seippel and Alan Krenek, or any of them, as attorneys-in-fact (the "Attorneys-in-Fact") and the Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in
         Section 5(f) or that may be required pursuant to Section 5(l) on behalf of such Selling Shareholder, to sell, assign and transfer to the U.S. Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, but subject to the provisions of the Power of Attorney, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

                      (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                     (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or, with the exception of the J.P. Morgan Entities and the Capital Group Entities, in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                    (vii) Restriction on Sale of Securities. During of a period of 90 days from the date of the Prospectuses, such Selling Shareholder will not, without the prior written consent of Merrill Lynch on behalf of the Underwriters, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (b) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause
         (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of the Securities hereunder and under the International Purchase Agreement.

                   (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder, with the exception of the J.P. Morgan Entities and the Capital Group Entities, pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the U.S. Underwriters pursuant to this Agreement.

                  (c) Officer's Certificates. Any certificate signed by any officer of the Company or any Ventures delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company herein to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the U.S. Underwriters as to the matters covered thereby.

                  SECTION 2.   Sale and Delivery to U.S. Underwriters; Closing.

                  (a) Initial Securities. The Company and each Selling Shareholder, severally and not jointly, agrees to sell to each U.S. Underwriter, severally and not jointly, and on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case, to such adjustments among the U.S. Underwriters as the U.S. Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

                  (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 941,220 shares of Common Stock as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised not more than two times in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company and the Selling Shareholders setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, on the basis of the representations and warranties of the Company contained herein and subject to the terms and conditions herein set forth, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment. Payment of the purchase price for the Initial Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on the date hereof) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

                  In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

                  Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, with the exception of the J.P. Morgan Entities and the Capital Group Entities. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

                  (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object within three Business Days after being furnished such documents.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                  (f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

                  (h) Listing. The Company will use its best efforts to effect the admission of the Securities being issued and sold by the Company pursuant to this Agreement on the European Association of Securities Dealers Automated Quotation ("EASDAQ") system and comply with the requirements of such exchange to maintain such listing. The Company will use its best efforts to effect and maintain the quotation of the Securities being issued and sold by the Company pursuant to this Agreement on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities hereunder and under the International Purchase Agreement, (B) the issuance of any shares of Common Stock by the Company upon the exercise of options or warrants or the conversion of securities outstanding on the date hereof and referred to in the Prospectuses or (C) the purchase or acquisition of shares of Common Stock pursuant to contracts entered into prior to the date hereof and referred to in the Prospectuses.

                  (j) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act and rules and regulations of the Commission thereunder within the time periods referred to therein.

                  SECTION 4.  Payment of Expenses.

                  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities being issued and sold by the Company and the Selling Shareholders, as applicable, pursuant to this Agreement on EASDAQ and inclusion of the Securities being issued and sold by the Company and the Selling Shareholders, as applicable, pursuant to this Agreement in the Nasdaq National Market.

                  (b) Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S. Underwriters, and their transfer between the U.S. Underwriters pursuant to an agreement between such U.S. Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

                  (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5,
Section 9(a)(i) or Section 11 hereof, the Company and the Selling Shareholders shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses reasonably incurred by the U.S. Underwriters in connection with this Agreement or the offering of the Securities contemplated hereunder, including the reasonable fees and disbursements of counsel and special counsel for the U.S. Underwriters.

                  (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

                  SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the U.S. Underwriters shall have received the favorable opinion, dated as of Closing Time, of each of Shearman & Sterling, counsel for the Company, Grier Raclin, Senior Vice President and General Counsel of the Company, Coudert Brothers, special counsel for the Company and special regulatory counsel for Hermes Europe Railtel B.V., Shevchenko Didkovskiy & Partners, special Ukrainian counsel to Bancomsvyaz, Somodeco, counsel and regulatory counsel to GTS Monaco Access S.A.M., and Loeff Claeys Verbeke, special Dutch counsel, each in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibits A-1 through A-6 hereto.

                  (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the U.S. Underwriters shall have received the favorable opinion, dated as of the Closing Time, of the respective counsel for each Selling Shareholder, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A-7 hereto and to such further effect as counsel to the U.S. Underwriters may be reasonably request.

                  (d) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Underwriters shall have received the favorable opinion, dated as of Closing Time, of each of Cahill Gordon & Reindel, counsel for the U.S. Underwriters, and Clifford Chance, special Russian counsel to the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters as to such matters as are reasonably requested by the Representatives.

                  (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
         Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission.

                  (f) Certificates of Selling Shareholders. At Closing Time, the U.S. Underwriters shall have received certificates signed by each Selling Shareholder or an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in
         Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
         (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

                  (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Underwriters shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (h) Bring-down Comfort Letter. At Closing Time, the U.S. Underwriters shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (i) Listing. At Closing Time, the Securities being issued and sold by the Company pursuant to this Agreement shall have been accepted for listing on EASDAQ, subject only to official notice of issuance. At Closing Time, the Securities being issued and sold by the Company pursuant to this Agreement shall have been accepted for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

                  (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (k) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by a sufficient number of holders as is reasonably acceptable to the U.S. Representatives of shares of Common Stock, warrants, options or other rights to purchase or acquire shares of Common Stock or other securities convertible or exchangeable into Common Stock (other than the Company's Convertible Bonds due 2000 (the "Convertible Bonds")).

                  (l) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                  (m) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in
         Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                        (i) Officers' Certificate. A certificate, dated such
                  Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                       (ii) Certificate of the Selling Shareholders. A
                  certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                    (iii) Opinion of Counsel for Company. The favorable opinion, dated as of such Date of Delivery, of each of the counsels listed in Section 5(b), each in form and substance satisfactory to counsel for the U.S. Underwriters, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                     (iv) Opinion of Counsel for the Selling Shareholders. The
                  favorable opinion, dated as of such Date of Delivery, of the respective counsel for each Selling Shareholder, in form and substance satisfactory to counsel for the U.S. Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                      (v) Opinion of Counsel for U.S. Underwriters. The
                  favorable opinion of Cahill Gordon & Reindel, counsel for the U.S. Underwriters and Clifford Chance, special counsel to the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                     (vi) Bring-down Comfort Letter. A letter from Ernst &
                  Young, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities by the Company and with the sale of the Securities by the Selling Shareholders as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

                  (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6.  Indemnification.

                  (a) Indemnification of U.S. Underwriters. The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); provided, further that the Company will not be liable to a U.S. Underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such U.S. Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the Closing Date, a copy of the U.S. Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the U.S. Underwriters and the loss, liability, claim, damage or expense of such U.S. Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the U.S. Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such U.S. Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such U.S. Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person; provided, further, that each Selling Shareholder shall be liable only with reference to information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the U.S. Prospectus or any amendment or supplement thereto; provided, further, that each Selling Shareholder's aggregate liability under this Section 6(a) shall be limited to an amount equal to the gross proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Selling Shareholder from the sale of the U.S. Securities and the International Securities pursuant to the Purchase Agreements.

                  (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment or supplement thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

                  The relative fault of the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Shareholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, (i) no Selling Shareholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Shareholder from the U.S. Securities purchased from such Selling Shareholder and (ii) no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Venture or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the U.S. Underwriters.

                  SECTION 9. Termination of Agreement.

                  (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or EASDAQ, Luxembourg Stock Exchange or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Representatives or
(ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

                  SECTION 11. Default by One or More of the Selling Shareholders or the Company. (a) If one or more of the Selling Shareholders selling an aggregate of at least $15,000,000 of Securities shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the U.S. Underwriters may, at option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or
(b) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

                  In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the U.S. Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or the Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

                  (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

                  SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives c/o Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201, attention of Robert Kramer; notices to the Company shall be directed to it at 1751 Pinnacle Drive, North Tower - 12th Floor, McLean, VA 22102, attention of William H. Seippel; and notices to the Selling Shareholders shall be directed to the Company at 1751 Pinnacle Drive, North Tower - 12th Floor, McLean, VA 22102, attention of William
H. Seippel.

                  SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Selling Shareholders in accordance with its terms.


                                  Very truly yours,

                                  GLOBAL TELESYSTEMS GROUP, INC.



                                  By:
                                     Title:



                                  THE SELLING SHAREHOLDERS NAMED IN
                                  SCHEDULE B HERETO, EXCLUDING
                                  THE J.P. MORGAN ENTITIES AND
                                  THE CAPITAL GROUP ENTITIES



                                  By:
                                     As Attorney-in-Fact acting on behalf of the
                                     Selling Shareholders named in Schedule B
                                     hereto, excluding the J.P. Morgan Entities
                                     and the Capital Group Entities

MORGAN GUARANTY TRUST COMPANY OF    J.P. MORGAN INVESTMENT MANAGEMENT INC.
NEW YORK, AS TRUSTEE OF THE         AS INVESTMENT MANAGER AND AGENT JPM
COMMINGLED PENSION TRUST FUND       EMERGING MARKETS SPECIAL OPPORTUNITIES
(MULTI-MARKET SPECIAL INVESTMENT    PORTFOLIO, L.P.
FUND II) OF MORGAN GUARANTY TRUST
COMPANY OF NEW YORK
                                    J.P. MORGAN INVESTMENT MANAGEMENT INC.
                                    AS INVESTMENT MANAGER AND AGENT JPM
MORGAN GUARANTY TRUST COMPANY OF    EMERGING MARKETS SPECIAL OPPORTUNITIES
NEW YORK, AS INVESTMENT MANAGER     PORTFOLIO OFFSHORE, L.P.
AND AGENT FOR THE ALFRED P.
SLOAN FOUNDATION (MULTI-MARKET
ACCOUNT)

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, AS TRUSTEE OF THE
MULTI-MARKET SPECIAL INVESTMENT
TRUST FUND OF MORGAN GUARANTY
TRUST COMPANY OF NEW YORK


By:                                 By:
   ----------------------------        -------------------------------------
      Name:                               Name:
      Title:                              Title:

EMERGING MARKETS GROWTH FUND, INC.


By:
   -------------------------------------
      Name:
      Title:



CAPITAL INTERNATIONAL EMERGING MARKETS FUND


By:
   -------------------------------------
      Name:
      Title:




NEW EUROPE EAST INVESTMENT FUND

By:
   -------------------------------------
      Name:
      Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
LEHMAN BROTHERS INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:
   ---------------------------------------------
                  Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A




                                                                                        Number of
                                                                                       Initial U.S.
Name of U.S. Underwriter                                                               Securities
------------------------                                                               ------------
Merrill Lynch, Pierce, Fenner &
    Smith Incorporated..........................................................

Donaldson, Lufkin & Jenrette
    Securities Corporation......................................................

Bear, Stearns & Co. Inc.........................................................

BT Alex. Brown Incorporated.....................................................

Lehman Brothers Inc.............................................................

Prudential Securities Incorporated..............................................

Arnhold and S. Bleichroeder, Inc................................................       -------------

Total...........................................................................      $


                                  SCHEDULE A-1

                                   SCHEDULE B





                                                                  Number of                      Maximum Number
                                                                  Initial U.S.                    of Option
                                                                  Securities                      Securities
                                                                  to be Sold                      to be Sold
                                                                  -----------                    --------------
Global TeleSystems Group, Inc...............................

[SELLING SHAREHOLDERS]......................................




Total.......................................................      $                              $
                                                                   ------------                    ------------




                                  SCHEDULE B-1

                                   SCHEDULE C

                         GLOBAL TELESYSTEMS GROUP, INC.

                             Shares of Common Stock

                           (Par Value $.10 Per Share)


         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[ ].

         2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.




                                  SCHEDULE C-1

                                                                       Exhibit B


                                                                          , 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
c/o Merrill Lynch & Co.
Merrill, Lynch, Pierce, Fenner & Smith
                        Incorporated
North Tower
World Financial Center
New York, New York  10281-1209
United States of America


                  Re:      Agreement not to sell or otherwise
                           dispose of securities of Global
                           TeleSystems Group, Inc.


Ladies and Gentlemen:

         The undersigned, a stockholder of Global TeleSystems Group, Inc. (the "Company"), understands that the Company proposes to file two registration statements on Form S-1 with the Securities and Exchange Commission in connection with public offerings (the "Offerings") of shares of Common Stock (the "Shares") and convertible bonds (the "Bonds," together with the Shares, the "Securities") of the Company. The undersigned further understands that the Company proposes to enter into one or more purchase agreements (the "Purchase Agreements") with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as representative of the underwriters of the Offerings (the "Underwriters").

         In recognition of the benefit that such Offerings will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company and the Underwriters to enter into the respective Purchase Agreements and to proceed with the Offerings, the undersigned hereby agrees, that until the date that is 90 days after the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares or any securities convertible into or exchangeable or exercisable for any Shares (other than any Shares sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or any securities convertible into or exchangeable or exercisable for any such Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (except for publicly-traded Shares that have been acquired on Nasdaq or Easdaq) or request the filing of any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Shares (other than any Shares sold pursuant to an effective registration statement under the Securities Act), whether any such swap transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

                                          Sincerely,


                                          Name of Stockholder:


                                          --------------------------------------
                                          (Print)
                                          Signature:


                                          --------------------------------------
                                          By:
                                          (if not natural person)




                                      B-2